SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

             Current Report Pursuant to Section 12 or 15 (d) of the
                        Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                  July 2, 1999


                         DIGITRAN SYSTEMS, INCORPORATED
             (Exact name of registrant as specified in its charter)




          Delaware                         1-11034                  72-0861671
(State or Other Jurisdiction of       (Commission File            (IRS Employer
Incorporation or Organization)             Number)                   ID Number)



   2176 North Main, North Logan, Utah                           84341-6310
(Address of Principal Executive Offices)                         Zip Code


Registrant's Telephone Number, including area code:  435-752-9067

INFORMATION INCUDED IN THIS REPORT

Item 4. Changes in Registrant's Certifying Accountant.


         On July 2, 1999, Digitran Systems, Incorporated (the "Company") notified Tanner + Co. (the "Former Accountant") that the client-auditor relationship had ceased. The Former Accountant had served as the Company's independent public accountant prior to its resignation. The Former Accountant's report on the financial statements for the past two years did not contain any adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to audit scope or accounting principles. The opinion was modified as to uncertainties. There were no disagreements with the Former Accountant on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

          The Company has engaged Jones, Jensen & Company as of July 2, 1999 to replace the Former Accountant as the Company's independent certifying public accountant. The engagement of the new accountants was ratified by the Company's Board of Directors on the July 1, 1999 Resolution of the Board.

Item 7.  Financial Statements and Exhibits

         (c) Exhibits:

                  16.1 Letter on change in certifying public accountant.


                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.


July 19, 1999                                             Digitran Systems, Inc.
-------------                                             ----------------------
Date                                                      Registrant


                                               By:/s/ Loretta Trevers, President
                                               ---------------------------------
                                               Loretta Trevers, President